Exhibit 99.2

Signature of Reporting Persons:

This statement on Form 4 is filed by Alliance Technology Ventures III, L.P., ATV III Affiliates, L.P. and ATV III Partners, L.L.C. The principal business address of each of the reporting entities is 2400 Lakeview Parkway, Suite 675, Alpharetta, GA 30004. The reporting entities disclaim beneficial ownership of the securities listed herein except to the extent of their pecuniary interest therein.

Alliance Technology Ventures III, L.P.

By:	ATV III Partners, LLC
Its General Partner

By:	/s/ J. Connor Seabrook
J. Connor Seabrook
Manager

ATV III Affiliates, L.P.

By:	ATV III Partners, LLC
Its General Partner

By:	/s/ J. Connor Seabrook
J. Connor Seabrook
Manager

ATV III Partners, LLC

By:	/s/ J. Connor Seabrook
J. Connor Seabrook
Manager